Exhibit 14

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Financial Statement Experts” and “Representations and Warranties” in the Transamerica Funds Combined Information Statement and Prospectus, included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated March 1, 2016, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 213 (File No. 033-02659) of Transamerica Funds and is incorporated by reference in the Combined Information Statement and Prospectus and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated December 24, 2015, on the financial statements and financial highlights of Transamerica Income and Growth and Transamerica Strategic High Income (two of the portfolios constituting Transamerica Funds), included in the Annual Report to Shareholders for the year ended October 31, 2015, which is also incorporated by reference in the Combined Information Statement and Prospectus and Statement of Additional Information, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

November 7, 2016